UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2011

ENGlobal Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-14217	88-0322261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

654 N. Sam Houston Parkway E., Suite 400, Houston, Texas	77060-5914
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   281-878-1000

________________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 1, 2011, the Company entered into a First Amended and Restated Credit Agreement with Wells Fargo Bank, N.A. ("Wells Fargo"), in order to amend its existing credit facility, reset certain financial covenants and increase the underlying line of credit limit (the "Amended Credit Facility"). The revolving line of credit increased from $25 million to $35 million, and the Amended Credit Facility continues to include customary covenants.

The Amended Credit Facility allows for borrowings limited to an aggregate of 80% of the Company’s current eligible Accounts Receivable and 50% of Unbilled Receivable to a cap of the lesser of $7.5 million or 30% of the Company’s current eligible Accounts Receivable.  Eligible Accounts Receivable include deductions for standard items such as invoices past due over 90 days, fixed price work, foreign receivables and government work.  The Amended Credit Facility requires the Company to maintain certain financial covenants as of the end of each calendar quarter, including (i) EBITDA not less than $1,250,000 as of second quarter end determined as of  June 30, 2011; and (ii) Fixed Charge Coverage Ratio not less than 1.75 to 1.00 as of fiscal quarter end commencing September 30, 2011.

The Amended Credit Facility contains covenants that place certain limitations on the Company including limits on capital expenditures, other indebtedness, mergers, asset sales, investment, guarantees, and restrictions on certain distributions and pledges of assets. The Amended Credit Facility matures in April 2012.

In addition to the Amended Credit Facility, with the support of Wells Fargo’s Global Banking Group, ENGlobal and the Export-Import Bank of the United States (“Ex-Im Bank”) agreed to a $9.5 million facility (“Ex-Im Facility”) to support the Caspian Pipeline Consortium (CPC) project.  To provide for working capital relating to the Ex-Im Facility, Wells Fargo and the Company entered into an Ex-Im Transaction Specific Credit Agreement dated July 13, 2011, along with a related security agreement, guaranty and note (collectively, the “Ex-Im Credit Documents”).

The Ex-Im Credit Documents permit advances to the Company from Wells Fargo of up to $9.5 million, provided that the advances do not exceed an aggregate of 90% of the Company’s eligible export related accounts receivable.  Additionally, Wells Fargo agrees to cause one of its affiliates to issue standby letters of credit for the Company’s account to provide performance guarantees for certain work to be performed by the Company or its affiliates.

As security for all indebtedness and other obligations of the Company and each guarantor to Wells Fargo  under the Ex-Im Credit Documents, the Company granted to Wells Fargo a first priority security interest in (i) all the Company’s accounts receivables and other rights to payment, other than those accounts receivable owed by governmental entities, relating to the specific export orders, (ii) inventory relating to the specific export orders and (iii) certain cash collateral of the Company.  The Ex-Im Credit Documents mature on July 12, 2014.

Item 9.01. Financial Statements and Exhibits.

10.1	First Amended and Restated Credit Agreement between ENGlobal and Wells Fargo Bank dated August 1, 2011
10.2	Revolving Line of Credit Note between ENGlobal and Wells Fargo Bank dated June 30, 2011
10.3	First Modification to Promissory Note between ENGlobal and Wells Fargo Bank dated July 15, 2011
10.4	Ex-Im Transaction Specific Credit Agreement between ENGlobal and Wells Fargo Bank dated July 13, 2011
10.5	Ex-Im Transaction Specific Security Agreement between ENGlobal and Wells Fargo Bank dated July 13, 2011
99.1	Press release dated July 14, 2011 (incorporated by reference)

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGlobal Corporation (Registrant)
December 30, 2011 (Date)	/s/ NATALIE S. HAIRSTON Natalie S. Hairston Chief Governance Officer, Corporate Vice President - Investor Relations, and Corporate Secretary